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                                                                   EXHIBIT 23.2

               ACCOUNTANTS' CONSENT WITH REPORT ON SCHEDULE

The Stockholders and Board of Directors
Jafra Cosmetics International:


  The audits referred to in our report dated February 27, 1998, including the related financial statement schedule for each of the years in the three-year period ended December 31, 1997, are included in this registration statement on Form S-4. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, represents fairly in all material respects the information set forth therein.

  We consent to the use of our reports incorporated herein and to the reference to our firm under the heading "Experts" in the prospectus which is part of this registration statement.

                                          KPMG Peat Marwick LLP

Los Angeles, California

October 27, 1998